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                                                                    Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated November 8, 1999, included in the Registration Statement on Form S-1 (No. 333-94791) of Magna Entertainment Corp. with respect to the consolidated financial statements of Magna Entertainment Corp. as of December 31, 1998, July 31, 1998 and 1997 and for the five month period ended December 31, 1998 and for each of the years in the three year period ended July 31, 1998 and incorporated by reference in its Registration Statement on Form S-8 pertaining to Magna Entertainment Corp. Long-Term Incentive Plan.

We also consent to the use of our report dated June 11, 1999, included in the Registration Statement on Form S-1 (No. 333-94791) of Magna Entertainment Corp. with respect to the financial statements of Los Angeles Turf Club, Inc. as of December 10, 1998 and December 31, 1997 and for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and for the year ended December 31, 1996 and incorporated by reference in the Registration Statement on Form S-8 of Magna Entertainment Corp. pertaining to Magna Entertainment Corp. Long-Term Incentive Plan.

                                                 /s/ Ernst & Young LLP

                                                 ERNST YOUNG LLP
Los Angeles, California
March 14, 2000